Exhibit 99.1

EARNINGS RELEASE

By:	Expeditors International of Washington, Inc.
1015 Third Avenue, Suite 1200
Seattle, Washington 98104

CONTACT:	R. Jordan Gates
Chief Financial Officer
	(206) 674-3427	FOR IMMEDIATE RELEASE

EXPEDITORS ANNOUNCES 32% INCREASE IN THIRD QUARTER NET EARNINGS

SEATTLE, WASHINGTON – November 7, 2006, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced quarterly net earnings of $63,803,000 for the third quarter of 2006, compared with $48,404,000 for the same quarter of 2005, an increase of 32%.  Net revenues for the third quarter of 2006 increased 20% to $339,338,000 as compared with $281,925,000 reported for the third quarter of 2005.  Total revenues and operating income were $1,229,723,000 and $101,257,000 in 2006 compared with $1,046,442,000 and $77,436,000 for the same quarter of 2005, an increase of 18% and 31%, respectively.  Diluted net earnings per share for the third quarter were $.29 as compared with $.22 for the same quarter in 2005, an increase of 32%.  The company also reported that same store net revenues and operating income increased 20% and 30%, respectively for the third quarter of 2006 when compared with 2005.  The results for the third quarter include a one-time credit of $5.0 million to minority interest, which was recorded as a result of the Company’s finalizing the increase in its relative ownership interests in various joint ventures.

For the nine months ended September 30, 2006, net earnings rose to $172,484,000 from $116,148,000 in 2005, an increase of 49%.  Net revenues for the nine months increased to $949,105,000 from $763,268,000 for 2005, up 24%. Total revenues and operating income for the nine months were $3,383,639,000 and $275,461,000 in 2006 compared with $2,799,605,000 and $186,614,000 for the same period in 2005, increases of 21% and 48%, respectively.  Diluted net earnings per share for the first three quarters of 2006 were $.78 as compared with $.53 for the same period of 2005, an increase of 47%. Same store net revenues and operating income increased 24% and 47%, respectively, for the nine months ended September 30, 2006, when compared with the same period of 2005.

“We continued to benefit from market share expansion and productivity gains during the 3rd quarter.” said Peter J. Rose, Chairman and Chief Executive Officer. “These results are more than just superficial numbers attributed to a one quarter spike. When you analyze our year over year performance within our products and across all geographic segments, these numbers have real substance. ” Rose continued.

“We have been impressed with both the magnitude and the balance of organic growth we continue to experience. We believe in our model.  In what is an increasingly competitive market, we continue to focus on providing superior customer service.  Our market share expansion would indicate that we continue to be successful in that undertaking. The efficiency gains we continue to achieve have been key in improving our operating margins, which we believe validates the financial strength of our model.  As always, we hasten to point out one other core belief we have at Expeditors: That people and culture do make a difference. All facets of our success can be traced back to these two elements.  It is the efforts of our people, who embody and perpetuate that unique Expeditors’ culture, which creates results like these.  ” Rose concluded.

Expeditors is a global logistics company headquartered in Seattle, Washington. The company employs trained professionals in 167 full-service offices, 58 satellite locations and 5 international service centers located on six continents linked into a seamless worldwide network through an integrated information management system.  Services include air and ocean freight forwarding, vendor consolidation, customs clearance, marine insurance, distribution and other value added international logistics services.

(1) In accordance with the provisions of FAS 123R, the Company has elected to apply the modified retrospective method to prior year’s reported numbers.  The Modified Retrospective Method calls for prior reported numbers to be adjusted to reflect the expensing of stock options, as has been required for disclosure in the company’s 10-K reports since 1996 and in the Company’s 10-Q reports since 2002.  Accordingly certain 2005 numbers which have been adjusted retrospectively to show the effect of stock compensation expense, will not agree with the figures reported in the 2005 second quarter press release dated August 2, 2005.  Diluted weighted shares outstanding for 2005 are also reported consistent with the requirements of FAS 123R.  Accordingly, the 2005 diluted weighted shares outstanding amounts shown in this press release will not agree with the amounts reported in above-referenced 2005 second quarter press release.

Expeditors International of Washington, Inc.

3rd Quarter 2006 Earnings Release

November 7, 2006

Expeditors International of Washington, Inc.

Financial Highlights

Three months and Nine months ended

September 30, 2006 and 2005

Unaudited

(in 000’s of US dollars except share data)

	Three months ended			Nine months ended
	September 30			September 30
	2006	2005	% Inc.	2006	2005	% Inc.
Revenues	$1,229,723	$1,046,442	18%	$3,383,639	$2,799,605	21%
Net revenues	$339,338	$281,925	20%	$949,105	$763,269	24%
Operating income	$101,257	$77,436	31%	$275,461	$186,614	48%
Net earnings	$63,803	$48,404	32%	$172,484	$116,148	49%
Diluted earnings per share	$.29	$.22	32%	$.78	$.53	47%
Basic earnings per share	$.30	$.23	30%	$.81	$.54	50%
Diluted weighted average shares outstanding	221,417,053	221,334,628		220,539,975	220,901,210
Basic weighted average shares outstanding	213,524,680	213,737,374		213,557,892	213,583,128

Offices opened during the Third Quarter of 2006
UNITED STATES	OTHER NORTH AMERICA
Omaha, NE +	Querétaro, Mexico +

+ Satellite office

Investors may submit written questions via e-mail to:  investor@expeditors.com

Or by fax to:  (206) 674-3459

Questions received by the end of business on November 9, 2006 will be considered in management’s 8-K “Responses to Selected Questions” expected to be filed on or about November 16, 2006.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share data)

(Unaudited)

	September 30,	December 31,
	2006	2005
Assets

Current assets:
Cash and cash equivalents	$499,529	$463,894
Short-term investments	386	123
Accounts receivable, net	812,224	709,331
Deferred Federal and state income taxes	8,717	7,208
Other current assets	14,161	21,405
Total current assets	1,335,017	1,201,961

Property and equipment, net	445,964	333,787
Goodwill, net	7,774	7,774
Other intangibles, net	7,957	8,997
Other assets	14,952	13,525

	$1,811,664	$1,566,044
Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	562,592	479,546
Accrued expenses, primarily salaries and related costs	135,467	103,674
Federal, state and foreign income taxes	36,225	29,281
Total current liabilities	$734,284	$612,501

Deferred Federal and state income taxes	$34,430	$13,278

Minority interest	$21,338	$13,883

Shareholders’ equity:
Preferred stock, par value $.01 per share.
Authorized 2,000,000 shares; none issued	—	—
Common stock, par value $.01 per share.
Authorized 320,000,000 shares; issued and outstanding 213,121,366 shares at September 30, 2006 and 213,227,042 shares at December 31, 2005	2,131	2,132
Additional paid-in capital	120,343	180,905
Retained earnings	894,893	745,984
Accumulated other comprehensive income	4,245	(2,639)
Total shareholders’ equity	1,021,612	926,382

	$1,811,664	$1,566,044

Certain 2005 amounts have been restated as required by the modified retrospective method in connection with the implementation of FAS 123R and other amounts have been reclassified to conform to the 2006 presentation.

All share and per share amounts have been adjusted for the 2-for-1 stock split effective June 2006.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except share data)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2006	2005	2006	2005
Revenues:
Airfreight	$575,285	$478,294	$1,611,556	$1,272,392
Ocean freight and ocean services	433,212	383,975	1,158,151	1,018,053
Customs brokerage and other services	221,226	184,173	613,932	509,160

Total revenues	1,229,723	1,046,442	3,383,639	2,799,605

Operating expenses:
Airfreight consolidation	453,246	377,758	1,263,803	992,465
Ocean freight consolidation	343,909	308,385	915,568	829,614
Customs brokerage and other services	93,230	78,374	255,163	214,258
Salaries and related costs	183,995	155,450	517,422	433,965
Rent and occupancy costs	13,877	13,993	40,972	41,197
Depreciation and amortization	9,341	7,840	26,020	22,782
Selling and promotion	8,484	7,059	25,398	21,725
Other	22,384	20,147	63,832	56,985
Total operating expenses	1,128,466	969,006	3,108,178	2,612,991

Operating income	101,257	77,436	275,461	186,614

Interest expense	(4)	(14)	(41)	(262)
Interest income	4,236	3,031	12,900	7,903
Other, net	743	1,355	2,875	3,425

Other income, net	4,975	4,372	15,734	11,066

Earnings before income taxes and minority interest	106,232	81,808	291,195	197,680

Income tax expense	47,133	31,344	119,688	77,090

Net earnings before minority interest	59,099	50,464	171,507	120,590

Minority interest	4,704	(2,060)	977	(4,442)

Net earnings	$63,803	$48,404	$172,484	$116,148

Diluted earnings per share	$0.29	$0.22	$0.78	$0.53

Basic earnings per share	$0.30	$0.23	$0.81	$0.54

Weighted average diluted shares outstanding	221,417,053	221,334,628	220,539,975	220,901,210

Weighted average basic shares outstanding	213,524,680	213,737,374	213,557,892	213,583,128

Certain 2005 amounts have been restated as required by the modified retrospective method in connection with the implementation of FAS 123R and other amounts have been reclassified to conform to the 2006 presentation.

All share and per share amounts have been adjusted for the 2-for-1 stock split effective June 2006.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2006	2005	2006	2005
Operating Activities:
Net earnings	$63,803	$48,404	$172,484	$116,148
Adjustments to reconcile net earnings to net
cash provided by operating activities:
Provision for losses on accounts receivable	259	782	752	424
Deferred income tax expense	4,572	6,111	38,169	21,013
Excess tax benefits from employee stock plans	(1,194)	(1,919)	(22,202)	(8,241)
Stock compensation expense	11,813	8,364	29,629	25,048
Depreciation and amortization	9,341	7,840	26,020	22,782
Gain on sale of property and equipment	—	(811)	(214)	(856)
Minority interest in earnings of consolidated entities	(4,768)	2,087	(757)	3,890
Other	1,704	775	3,280	1,068
Changes in operating assets and liabilities:
Increase in accounts receivable	(66,758)	(97,236)	(95,757)	(98,884)
Increase in other current assets	14,011	9,015	7,711	7,269
Increase in accounts payable and other current liabilities	51,895	67,580	119,274	97,805

Net cash provided by operating activities	84,678	50,992	278,389	187,466

Investing Activities:
(Increase) decrease in short-term investments	30	25	(253)	13
Purchase of property and equipment	(9,668)	(22,967)	(131,501)	(66,159)
Proceeds from sale of property and equipment	52	1,082	317	1,331
Other	(1,999)	77	(1,513)	(1,262)

Net cash used in investing activities	(11,585)	(21,783)	(132,950)	(66,077)

Financing Activities:
Proceeds (repayments) of short-term debt, net	—	37	—	(2,093)
Proceeds from issuance of common stock	19,353	21,153	45,373	32,228
Repurchases of common stock	(44,139)	(30,153)	(157,767)	(80,166)
Excess tax benefits from employee stock plans	1,194	1,919	22,202	8,241
Net distributions to minority interests	(4,053)	—	(4,053)	(133)
Dividends paid	—	—	(23,576)	(16,055)

Net cash used in financing activities	(27,645)	(7,044)	(117,821)	(57,978)

Effect of exchange rate changes on cash	(613)	405	8,017	(10,951)

Increase in cash and cash equivalents	44,835	22,570	35,635	52,460

Cash and cash equivalents at beginning of period	454,694	438,873	463,894	408,983

Cash and cash equivalents at end of period	499,529	461,443	499,529	461,443

Interest and taxes paid:
Interest	22	6	54	240
Income tax	17,713	10,297	60,764	38,857

Certain 2005 amounts have been restated as required by the modified retrospective method in connection with the implementation of FAS 123R and other amounts have been reclassified to conform to the 2006 presentation.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited)

	United	Other	Far		Australia/	Latin	Middle
	States	N. America	East	Europe	New Zealand	America	East	Eliminations	Consolidated
Three months ended September 30, 2006

Revenues from unaffiliated customers	$240,300	30,085	709,222	160,565	14,595	17,305	57,651		1,229,723
Transfers between geographic areas	$29,516	2,136	4,266	8,335	1,573	2,092	3,082	(51,000)	—
Total revenues	$269,816	32,221	713,488	168,900	16,168	19,397	60,733	(51,000)	1,229,723

Net revenues	$136,810	15,251	101,202	54,412	8,403	8,388	14,872		339,338
Operating income	$27,313	3,718	50,380	11,998	2,311	1,546	3,991		101,257
Identifiable assets at quarter end	$854,409	67,458	415,273	349,654	27,506	33,518	63,802	44	1,811,664
Capital expenditures	$6,378	226	799	1,430	29	269	537		9,668
Depreciation and amortization	$4,976	318	1,369	1,738	197	406	337		9,341
Equity	$1,165,850	27,797	307,047	102,363	16,065	13,533	27,779	(638,822)	1,021,612

Three months ended September 30, 2005

Revenues from unaffiliated customers	$199,139	25,354	616,305	133,297	12,372	14,500	45,475		1,046,442
Transfers between geographic areas	$25,313	1,547	3,511	6,368	1,492	1,999	2,173	(42,403)	—
Total revenues	$224,452	26,901	619,816	139,665	13,864	16,499	47,648	(42,403)	1,046,442

Net revenues	$115,242	12,036	84,226	44,837	7,559	7,095	10,930		281,925
Operating income	$21,127	1,475	43,083	7,344	2,030	1,419	958		77,436
Identifiable assets at quarter end	$705,474	55,849	372,276	304,809	25,636	26,573	43,848	7,408	1,541,873
Capital expenditures	$20,333	204	767	913	135	330	285		22,967
Depreciation and amortization	$3,875	377	1,192	1,529	191	312	364		7,840
Equity	$950,642	21,120	279,106	89,116	16,713	9,593	20,202	(504,752)	881,740

Nine months ended September 30, 2006

Revenues from unaffiliated customers	$689,680	88,720	1,894,933	457,198	40,383	50,215	162,510		3,383,639
Transfers between geographic areas	$82,443	5,828	12,120	23,560	4,603	6,096	8,144	(142,794)	—
Total revenues	$772,123	94,548	1,907,053	480,758	44,986	56,311	170,654	(142,794)	3,383,639

Net revenues	$388,670	45,804	270,896	156,345	23,827	23,862	39,701		949,105
Operating income	$80,059	10,921	132,519	32,622	6,419	4,485	8,436		275,461
Identifiable assets at quarter end	$854,409	67,458	415,273	349,654	27,506	33,518	63,802	44	1,811,664
Capital expenditures	$115,142	521	8,020	5,240	375	1,060	1,143		131,501
Depreciation and amortization	$13,461	1,014	3,769	5,003	584	1,153	1,036		26,020
Equity	$1,165,850	27,797	307,047	102,363	16,065	13,533	27,779	(638,822)	1,021,612

Nine months ended September 30, 2005

Revenues from unaffiliated customers	$549,915	68,968	1,578,092	394,040	35,857	43,165	129,568		2,799,605
Transfers between geographic areas	$60,939	3,894	9,359	17,366	4,139	5,437	5,956	(107,090)	—
Total revenues	$610,854	72,862	1,587,451	411,406	39,996	48,602	135,524	(107,090)	2,799,605

Net revenues	$311,261	36,231	211,777	131,731	21,328	19,638	31,302		763,268
Operating income	$48,391	6,276	100,227	19,107	5,250	3,650	3,713		186,614
Identifiable assets at quarter end	$705,474	55,849	372,276	304,809	25,636	26,573	43,848	7,408	1,541,873
Capital expenditures	$56,770	716	2,917	3,432	672	882	770		66,159
Depreciation and amortization	$11,097	1,106	3,578	4,541	517	859	1,084		22,782
Equity	$950,642	21,120	279,106	89,116	16,713	9,593	20,202	(504,752)	881,740

Certain 2005 amounts have been restated as required by the modified retrospective method in connection with the implementation of FAS 123R and other amounts have been reclassified to conform to the 2006 presentation.